Independent Auditors' Consent

The Board of Directors
Total System Services, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                   KPMG Peat Marwick LLP

Atlanta, Georgia
April 16, 1998